EXHIBIT 21

                                  SUBSIDIARIES


               Name and Place of Organization                    Ownership
               ------------------------------                    ---------

   Innovative Drug Delivery Systems, Inc.                           100%
     Delaware corporation

   Innovative Drug Delivery Systems (UK) Limited                    100%
     England and Wales corporation